EXHIBIT 24.1

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned officer or director of ACCUFACTS PRE-EMPLOYMENT SCREENING, INC., a Delaware corporation (the "Corporation"), hereby constitutes and appoints Philip Luizzo, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign and file a registration statement with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), registering securities of the Corporation which may be issued pursuant to the Accufacts Pre-Employment Screening, Inc. Consulting Option Agreement, with power to sign and file any amendment or amendments, including post- effective amendments thereto, with all exhibits thereto and any and all other documents in connection with therewith, hereby granting unto said attorneys-in- fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys- in-fact and agents, or any of them, or their substitutes or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 9th day of September, 2002.





     /S/ PHILIP LUIZZO
--------------------------------
        PHILIP LUIZZO

     /S/ JOHN C. SVEDESE
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        JOHN C. SVEDESE

     /S/ RICHARD J. MAGLIO
--------------------------------
         RICHARD J. MAGLIO

     /S/ ANTHONY J. LUIZZO
--------------------------------
        ANTHONY J. LUIZZO



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        JAMES E. PATTERSON